Report of Independent
Auditors


To the Shareholders and Board of Trustees of
PaineWebber Tax-Managed Equity Fund

In planning and performing our audit of
the financial statements of PaineWebber
Tax-Managed Equity
Fund for the period December 14, 1998
(commencement of operations) through
August 31, 1999, we
considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the internal control.

The management of PaineWebber Tax-Managed
Equity Fund is responsible for
establishing and
maintaining internal control. In
fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are
relevant to an audit pertain to the
entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in
internal control, errors or fraud may
occur and not be detected. Also,
projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American
Institute of Certified Public
Accountants.  A material weakness is a
condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above at August 31,
1999.

This report is intended solely for the
information and use of the shareholders, board of trustees and management of PaineWebber Tax-Managed
Equity Fund and the Securities and
Exchange Commission
and is not intended to be and should not be used by anyone other than these specified parties.




ERNST & YOUNG LLP

October 14, 1999